Exhibit 10.6

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into this 30th day of May, 2013, by and between ADK BONTERRA/PARKVIEW, LLC, a Georgia limited liability company (hereinafter referred to as “Borrower”), with its chief executive office at Two Buckhead Plaza, 3050 Peachtree Road NW, Suite 355, Atlanta, Georgia 30305, and GEMINO HEALTHCARE FINANCE, LLC, a Delaware limited liability company (hereinafter referred to as “Lender”) with an office at One International Plaza, Suite 220, Philadelphia, Pennsylvania 19113.

Recitals:

Lender and Borrower are parties to a certain Credit Agreement dated April 27, 2011 (as at any time amended, restated, modified or supplemented, the “Credit Agreement”) pursuant to which Lender has made certain revolving credit loans to Borrower.

The parties desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Definitions.  All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2.                                      Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 By deleting Section 2.01(d) of the Credit Agreement and by substituting in lieu thereof the following:

(d)                                 The initial term of the Credit Facility (“Initial Term”) shall expire on January 31, 2015.  All Loans shall be repaid on or before the earlier of the last day of the Initial Term, termination of the Credit Facility or termination of this Agreement (“Maturity Date”).  After the Maturity Date no further Revolving Loans shall be available from Lender.

(b)                                 By adding the following sentence to the end of Section 2.3(a) of the Credit Agreement:

If at any time the Minimum Balance exceeds the outstanding balance of the Revolving Loans under this Agreement, Borrowers shall pay interest on the Revolving Loans under this Agreement at a rate per annum equal to the Interest Rate multiplied by the Minimum Balance until such time as the Minimum Balance no longer exceeds the outstanding balance of the Revolving Loans under this Agreement.

(c)                                  By deleting Section 6.06(b) of the Credit Agreement and by substituting in lieu thereof the following:

(b)                                 Maximum Loan Turn Days.  Borrowers and Affiliated Borrowers shall maintain at all times a Maximum Loan Turn Days, measured quarterly at the end of the fiscal quarter ending June 30, 2013, and at the end of each fiscal quarter thereafter, of not greater than 40 days.

(d)                                 By deleting the last sentence of Section 7.08 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

In addition, unless consented to by Lender, or if a replacement acceptable to Lender is employed within ninety (90) days of any terminations, Boyd P. Gentry and at least one other senior officer of ADK acceptable to Lender shall continue as senior management of ADK actively involved in the day-to-day management of ADK and AdCare Management shall continue as senior management of Borrowers actively involved in the day-to-day management of such Borrowers.

(e)                                  By deleting Section 9.27 of the Credit Agreement and by substituting in lieu thereof the following:

9.27                        Liability for Obligations Under Affiliated Credit Agreement.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, without the prior written consent of Bonterra/Parkview Lessor, no Borrower shall be obligated, directly or indirectly, for any indebtedness, liabilities and obligations of the Affiliated Borrowers to Lender, including the Obligations (as defined in the Affiliated Credit Agreements).

(f)                                   By deleting the definitions of “Affiliated Credit Agreement” and “Non-Bonterra/Parkview Borrowers” set forth in Annex I to the Credit Agreement.

(g)                                  By deleting the definitions of “Fixed Charge Coverage Ratio”, “Guarantors” and “Maximum Loan Turn Days” set forth in Annex I to the Credit Agreement and by substituting in lieu thereof the following, respectively:

“Fixed Charge Coverage Ratio” means the ratio of (a) EBITDA, to (b) the sum of (i) interest expense paid, plus (ii) the current portion of any long-term Indebtedness excluding (A) payments with respect to that certain Promissory Note made by ADK and ADK Georgia, LLC, a Georgia limited liability company, on July 31, 2010 in the principal amount of $500,000 in favor of Triad Health Management of Georgia II, LLC, a Georgia limited liability company, to the extent such payments are not made, and (B) payments with respect to certain temporary bridge financing from time to time obtained by ADK or certain of its Subsidiaries, but only to the extent and only for so as Lender agrees in its sole discretion that such payments may be excluded from the calculation of the Fixed Charge Coverage Ratio pursuant to this clause (B), plus (iii) the current portion of obligations under capitalized leases, plus (iv) cash taxes paid, plus (v) cash Distributions, plus (vi) the Unfinanced CapEx Formula, all as determined for ADK on a consolidated basis, in accordance with GAAP consistently applied, on a rolling four quarter basis.

“Guarantors” means ADK, NW 61st Nursing, LLC and each other Person who guarantees payment or performance of any Obligations.

“Maximum Loan Turn Days” means, as of any date of determination, (i) the result of (a) (1) the average daily outstanding balance of the Revolving Loans during the immediately preceding three (3) months, plus (2) the average daily outstanding balance of the Revolving Loans (as defined in the Affiliated Blue Dolphin Credit Agreement) during the immediately preceding three (3) months, plus (3) the average daily outstanding balance of the Revolving Loans (as defined in the Affiliated ADK Credit Agreement) during the immediately preceding three (3) months, divided by (b)(1) the average monthly Collections in the Commercial Lockbox and Government Lockbox for the immediately preceding three (3) months, plus (2) the average monthly Collections in the Commercial Lockbox and

Government Lockbox (in each case with respect to the terms “Collections”, “Commercial Lockbox” and “Government Lockbox” used in this clause (2), as such term is defined in the Affiliated Blue Dolphin Credit Agreement) for the immediately preceding three (3) months, plus (3) the average monthly Collections in the Commercial Lockbox and Government Lockbox (in each case with respect to the terms “Collections”, “Commercial Lockbox” and “Government Lockbox” used in this clause (3), as such term is defined in the Affiliated ADK Credit Agreement) for the immediately preceding three (3) months, multiplied by (ii) 30.

(h)                                 By adding the following new definitions of “Affiliated Borrowers”, “Affiliated ADK Credit Agreement”, “Affiliated Blue Dolphin Credit Agreement”, “Affiliated Credit Agreements”, “Minimum Balance” and “Unfinanced CapEx Formula” to Annex I to the Credit Agreement in appropriate alphabetical order:

“Affiliated Borrowers” means Living Center, LLC, a Georgia limited liability company, Kenmetal, LLC, a Georgia limited liability company, Senior NH, LLC, a Georgia limited liability company, BAN NH, LLC, a Georgia limited liability company, Oak Lake, LLC, a Georgia limited liability company, and NW 61st Nursing, LLC, a Georgia limited liability company.

“Affiliated ADK Credit Agreement” means the Credit Agreement dated May 30, 2013, among NW 61st Nursing, LLC, a Georgia limited liability company, such other Persons from time to time party thereto as borrowers, and Lender.

“Affiliated Blue Dolphin Credit Agreement” means the Credit Agreement dated December 20, 2012, among Living Center, LLC, a Georgia limited liability company, Kenmetal, LLC, a Georgia limited liability company, Senior NH, LLC, a Georgia limited liability company, BAN NH, LLC, a Georgia limited liability company, Oak Lake, LLC, a Georgia limited liability company, such other Persons from time to time party thereto as borrowers, and Lender.

“Affiliated Credit Agreements” means, collectively, (i) the Affiliated Blue Dolphin Credit Agreement, and (ii) the Affiliated ADK Credit Agreement.

“Minimum Balance” means $1,000,000.

“Unfinanced CapEx Formula” means, as of any date of determination, an amount equal to (a) $400, multiplied by (b) the number of licensed beds in service for ADK and its Subsidiaries as of such date.

3.                                      Ratification and Reaffirmation.  Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

4.                                      Acknowledgments and Stipulations.  Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Loans on and as of May 29, 2013, totaled $1,245,283.38.

5.                                      Representations and Warranties.  Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Event of Default or Unmatured Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Credit Agreement are true and correct on and as of the date hereof.

6.                                      Reference to Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

7.                                      Breach of Amendment.  This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8.                                      Conditions Precedent.  The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)                                 Lender shall have received a counterpart of this Amendment duly executed by Borrower;

(b)                                 Lender shall have received a Consent and Reaffirmation to this Amendment duly executed by ADK;

(c)                                  Lender shall have received a Guaranty duly executed by NW 61ST Nursing; and

(d)                                 The Affiliated Credit Agreements and the Loan Documents (as defined in the Affiliated Credit Agreements) shall be in full force and effect, and Lender shall have received fully executed counterparts of each.

9.                                      Expenses of Lender.  Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

10.                               Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

11.                               Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.                               No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

13.                               Counterparts; Electronic Signatures.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

14.                               Further Assurances.  Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

15.                               Section Titles.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16.                               Manager Certification of Borrower.  By his execution and delivery of this Amendment, Christopher F. Brogdon hereby certifies that: (a) the Unanimous Consent in Lieu of a Special Meeting of the Sole Member and the Managers of Borrower dated as of February 21, 2011 (the “Consent”), remains in full force and effect; (b) pursuant to the Consent, the Managers or designees of Borrower are authorized and empowered (either alone or in conjunction with any one or more of the other Managers of Borrower) to take, from time to time, all or any part of the following actions on or in behalf of Borrower, as applicable:  (i) to make, execute and deliver to Lender this Amendment and all other agreements, documents and instruments contemplated by or referred to herein or executed by Borrower in connection herewith; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between Lender and Borrower; (c) any arrangements, agreements, security agreements, or other instruments or documents referred to or executed pursuant to this Amendment by Christopher F. Brogdon, Boyd P. Gentry or any other Manager of Borrower, by Ronald W. Fleming as Chief Financial Officer of Borrower, or by the Chief Financial Officer of ADK (currently, Ronald W. Fleming) or an employee of Borrower acting pursuant to delegation of authority, may be attested by such person and may contain such terms and provisions as such person shall, in his or her sole discretion, determine, and (d) the signature and title of Boyd P. Gentry are as set forth in the signature block of Borrower hereto.

17.                               Release of Claims.  To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise.  Borrower represents and warrants to Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Lender.

18.                               Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

For purposes of the Manager Certification of Borrower in Section 16 above:

/s/ Christopher F. Brogdon	(SEAL)
Christopher F. Brogdon

BORROWER:		ADK BONTERRA/PARKVIEW, LLC

		By:	/s/ Boyd P. Gentry
Boyd P. Gentry, Manager

[Signatures continued on following page.]

Fourth Amendment to Credit Agreement (ADK Bonterra)

LENDER:	GEMINO HEALTHCARE FINANCE, LLC

	By:	/s/ Jeffrey M. Joslin
Jeffrey M. Joslin, Senior Portfolio
Manager

Fourth Amendment to Credit Agreement (ADK Bonterra)

CONSENT AND REAFFIRMATION

The undersigned guarantor of the Obligations of Borrower at any time owing to Lender hereby (i) acknowledges receipt of a copy of the foregoing Fourth Amendment to Credit Agreement; (ii) consents to Borrower’s execution and delivery thereof and of the other documents, instruments or agreements Borrower agrees to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Fourth Amendment to Credit Agreement.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Boyd P. Gentry, President and Chief
Executive Officer

Fourth Amendment to Credit Agreement (ADK Bonterra)